EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contact:
Drew Pickens
Director, Corporate Communications
(954) 759-6975
dpickens@nationsrent.com

NATIONSRENT TO PRESENT AT THE 35TH ANNUAL
BANK OF AMERICA INVESTMENT CONFERENCE.
FT. LAUDERDALE, FL, September 19, 2005 – NationsRent Companies, Inc. (the “Company”) said today that Chief Executive Officer Thomas J. Putman and Chief Financial Officer Thomas Hoyer are scheduled to make a joint presentation at the 35th Annual Bank of America Investment Conference at the Ritz-Carlton Hotel in San Francisco on Monday, September 19, 2005. The presentation is scheduled for 4:00 pm. Pacific Time.
A live audio webcast of the presentation will be available at http://www.veracast.com/webcasts/bas/35th-annual-2005/id56116475.cfm. An archived webcast will be available through October 7, 2005.
About NationsRent
NationsRent is headquartered in Fort Lauderdale, Florida, and is one of the country’s leading full service equipment solutions providers, operating 267 locations (including 100 at Lowe’s Home Improvement locations) in 26 states. NationsRent stores offer a broad range of high-quality construction equipment for rent and for sale, along with parts, merchandise, and technical support. The Company’s focus is on superior customer service at affordable prices with convenient locations in major metropolitan markets throughout the U.S. More information is available at http://www.nationsrent.com.

All statements other than statements of historical fact included in this news release regarding the Company’s financial condition, business strategy, plans, anticipated growth rates, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors that include, but are not limited to, risks associated with the Company’s high degree of leverage, management’s ability to successfully execute its business strategy, competition in the equipment rental industry, the economy in general or construction spending in particular, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company has no current intention or obligation to update these forward-looking statements, even if its situation or expectations change in the future.